AMENDMENT NO. 83

TO

the AGREEMENT

dated 14th February 2008

between

LONZA SALES AG

and

KAIROS PHARMA, LTD

THIS AMENDMENT is made the day of November 2025

BETWEEN

1. LONZA SALES AG, of Muenchensteinerstrasse 38, Ch-4002 Basel, Switzerland ("Lonza") and

2. KAIROS PHARMA, LTD. . of 2355 Westwood Blvd. #139, Los Angeles, CA 90064, USA ("Customer").

WHEREAS

A. Customer and Lonza are parties to an agreement dated 14th February 2008, as previously amended (the "Agreement") (novated from ENVIRO PHARMACEUTICALS INC. pursuant to a Novation Agreement dated 8th November 2025), under which Lonza is required to perform Services relating to the Cell Line and Product described.

B. Customer would like Lonza to perform additional activities under the Agreement.

C. The Parties would like to amend the Agreement to update Clause 4.1 and to add additional Services to Schedule 2 as set out herein.

D. Lonza is prepared to perform the additional activities.

NOW THEREFORE it is agreed hereby by the parties to amend the Agreement and perform additional Services as follows:

1. Clause 4.1 of the Agreement is deleted and replaced in its entirety by the following new Clause 4.1:

   "4.1 Product shall be Delivered Free Carrier (FCA) (Incoterms® 2020) which means (a) when Product is cleared for export and loaded onto any collecting vehicle by Lonza at the applicable Facility and (b) risk and title to Product pass to Customer upon Delivery ("Deliver," "Delivery," or "Delivered," as appropriate). Subject to Clause 4.2, Lonza shall deliver to Customer the Certificate of Analysis not later than the date of Delivery. Transportation of Product, whether or not under any arrangements made by Lonza on behalf of Customer, shall be made at the sole risk and expense of the Customer."

2. Schedule 2 to the Agreement shall be amended to add the Services set out below:

Schedule 2

Stage 1. Project Kick-off

1.1. Objectives

- To formally initiate the program of work with the Customer.

1.2. Activities

- The Project team meets to kick-off the program to align project deliverables and Project Plan.

1.3. Deliverables

- Project team 'kick off' meeting

1.4. Assumptions

- None

1.5. Estimated Duration

- 0 week(s)

Stage 2. Gap Analysis and Technology Transfer

2.1. Objectives

- Evaluate the current Customer inoculum and fermentation process for transfer to Lonza, assess for fit to Lonza equipment, operability criteria and feasibility for scale up.
- Evaluate the Customer primary recovery process for transfer to Lonza, assess for fit to Lonza equipment, operability criteria and feasibility for scale up.
- Evaluate the Customer purification process for transfer to Lonza, assess for fit to Lonza equipment, operability criteria and feasibility for scale up.
- Evaluate the Customer analytical methods proposed for transfer to Lonza. Assess which analytical methods will transfer to Lonza and which methods will utilise Lonza's platform analytical methods.
- Determine the scope and qualification requirements for the analytical method transfers, updates and evaluations.
- Define the experimental plans for process evaluation at laboratory scale.

2.2. Activities

<u>Cell Line / Cell Bank Review</u>

- Review available information to complete/update a risk assessment as required by Lonza's Biological Safety processes.
- Following Biological Safety Committee approval, receive, into quarantine, a minimum of twenty (20) identical vials of the Research Cell Bank (RCB), Master Cell Bank (MCB) or Working Cell Bank (WCB) of the Cell Line, to perform any evaluation activities and subsequent cGMP manufacture. Each vial to contain a minimum of 1x10^7cells.
- Review copies of the following reports or documentation where available:
  - Cell Line history and characterisation
  - Cell bank creation
  - Viability on cell revival Cell Line stability study specifications, study protocol and report
- Review the following cell bank testing reports in order to determine the suitability of the Cell Line for entry into the Lonza Facility with regard to:
  - Sterility (test report and qualification report)
  - Mycoplasmas (test report and qualification report)
- Virus Testing:
    - 28 day in vitro test assay (three (3) cell lines - MRC-5, VERO and CHO detector cell lines)
- Species identity
  - Certificate of analysis and other applicable test reports
- Review additional required information as follows:
  - Confirmation that the cell bank was prepared from a single pool of cells
  - Confirmation that the cell bank was created and stored in accordance with GMP
  - Confirmation of any animal derived components used and further information about suitability if used
  - Certificate of Analysis documenting testing performed on the Cell Line or, if that is not available, a specification document listing adventitious agent testing being undertaken.
- Following review of the appropriate reports, inform the Customer on the acceptability of the Cell Line for entry into Lonza's development and cGMP manufacturing Facilities.

<u>Cell Culture Technology Transfer</u>

- Review available cell culture process documentation. The following documents / information should be provided where available:
  - Cell growth curves
  - Nutrient utilization

- Product accumulation
  - Cell Line stability study specifications, study protocol and report
  - Cell Line selection and development of the fermentation process
  - Process development history / process development reports
  - Specifications and justifications of the set-points and acceptable ranges for controlled variables
  - Process descriptions
- Media, feed and buffer composition, specification, and procedures for makeup:
    - Block process flow diagram
    - Acceptable storage temperatures and times
- Acceptable Product contact materials for process intermediates (stainless steel, bioprocess bags, polypropylene carboys etc.)
  - Production run reports
- Perform a gap analysis of the inoculum and fermentation process based on the details available.
- Discuss and agree the process, including any necessary changes, to be operated at Lonza including scale up approach and acceptance criteria for successful transfer.
- Recommend changes to be made to the inoculum and fermentation process descriptions to be evaluated in subsequent Stages.

Primary Recovery Process Technology Transfer

- Review available primary recovery process documentation. The following documents / information should be provided where available:
  - Process development history / process development reports
  - Run times (including hold points and step durations)
  - Specifications of the set-points and acceptable ranges for controlled variables
  - Capacity limiting step
  - Process descriptions
  - Block process flow diagram
  - Acceptable Product contact materials for process intermediates (stainless steel, bioprocess bags, polypropylene carboys etc.)
  - In process specifications / testing
  - Performance of the primary recovery step
  - Production run reports
- Perform a gap analysis of primary recovery process based on the available details.
- Discuss and agree the process, including any necessary changes, to be operated at Lonza including scale up approach and acceptance criteria for successful transfer.
- Prepare draft primary recovery experimental plan to be evaluated during the Pilot Batch or implemented at cGMP scale. Recommend changes to be made to the primary recovery process description.

Purification Process Technology Transfer

- Review available purification process documentation. The following documents / information should be provided where available:
  - Process development history / process development reports
  - Reports describing the selection and development of chromatography and virus reduction step
  - Specifications and justification of the set-points and acceptable ranges for controlled variables
  - Run times (including hold points and step durations)
  - Batch sizes
  - Capacity limiting steps
  - Process descriptions
  - Block process flow diagram
  - Column packing and unpacking procedures
  - Resin storage protocols

- Acceptable Product contact materials for process intermediates (stainless steel, bioprocess bags, polypropylene carboys etc.)
    - Formulation buffer, if available for the bulk Product, including excipient concentrations, pH and protein concentration
    - Chromatogram profiles (A280nm, pH, conductivity, pressure)
    - Product yield
    - Product stability information at each intermediate step and bulk Drug Substance
    - Product quality information
    - Pooling criteria, where appropriate
    - Filter types and sizing, flow rates and differential pressures
    - Production run reports
- Perform a gap analysis of purification process based on the available details.
- Discuss and agree the process, including any necessary changes, to be operated at Lonza including scale up approach and acceptance criteria for successful transfer.
- Recommend changes to be made to the purification process description to be evaluated in subsequent Stages.

Analytical Methods Technology Transfer

- Review available analytical method documentation. The following documents information should be provided where available:
    - Analytical method development and qualification reports
    - Relevant analytical test method SOPs and specific instrument models / specifications
    - Examples of the Drug Substance Certificate of Analysis
    - Details on how Drug Substance specifications were set and the resulting filed specification (S.4.1)
    - Product stability data
    - In process specifications / testing requirements
    - Reference standard characterisation report
    - Reference standard certificate of analysis
    - Reference standard stability data and requalification reports
- Receive an agreed number of ampoules of the current, fully characterised, reference standard.
- Perform a gap analysis of the analytical methods based on the available details.
- Discuss and agree test methods to be used for in-process testing.
- Discuss and agree test methods to be used for release of cGMP material.
- Discuss and agree which of the Customer's analytical methods will be updated to current Lonza platform methods and agree the qualification plan for these methods.

Raw Materials Review

- Receive lists of Raw Materials, disposable and consumable items used for the process. Receive material specifications for these items to include supplier / manufacturer and catalogue number details. Receive material Safety data sheets for new Raw Materials.
- Compile a list to detail the comparisons for the materials requirements used previously with the equivalent materials currently utilized by Lonza. Agree with the Customer any necessary changes to the Raw Materials listing for the process.
- Recommend changes to be made to the bill of materials for operation of the process at Lonza.
- Discuss the Raw Material contingency strategy for the process with the Customer and agree purchase of the contingency Raw Materials. Lonza to provide an estimate of the Customer specific Raw Materials to be purchased.
- Compile a list of long lead Raw Materials for laboratory and pilot scale batches. Initiate procurement as required based on project timeline.
- If required, Lonza to initiate New Stock Item process to introduce new Raw Materials, disposable or consumable items for the process.
- If required, Lonza to initiate safe handling assessments on the new Raw Materials and risk assessments on the media / feed / buffer preparation methods.

Evaluation Point

- Review data collected from this stage with the Customer and agree that process evaluation can be initiated.
- Issue a data summary slide deck as an output of the gap analysis Stage.

2.3. Deliverables

- Data summary slide deck

2.4. Assumptions

- The Cell Line is understood to be clonal, stable and suitable for the purpose intended.
- There may be site-specific requirements for accepting a Customer Cell Line prior to full testing reports being available therefore the scope of test reports outlined in this Stage should be reviewed and discussed in further detail.
- All the Customer Raw Materials will be subject to review against Lonza's Raw Materials and health and safety policies.

2.5. Estimated Duration

- Eight (8) week(s)

Stage 3. Introduction of a Stock Item or custom testing of an existing item - per item

3.1. Objectives

- To introduce one (1) stock item into the Lonza Quality system for use in cGMP activities, or
- Introduce custom testing of an existing stock item

3.2. Activities

- Identify the source of the stock item or consumable and collect information – i.e. safety, the material supplier, manufacturer of the material, etc.
- Review the information collected and identify any material and/or supplier qualification required.
- Complete the new stock item introduction documentation or create the customer testing documentation for an existing item, as required.
- Define and execute material testing/qualification and/or supplier qualification.
- Generate a material release specification and update the documentation to include the stock item.

3.3. Deliverables

- Stock item ready to use for cGMP purposes.

3.4. Assumptions

- The stock item is not within Lonza's current GMP systems, and if it is, the existing testing requirements are not applicable in this instance
- Lonza will introduce stock items or custom testing in accordance with Lonza procedures.
- The lead time of the Raw Material is no longer than three (3) months.

3.5. Estimated Duration

- Twelve (12) week(s)

Stage 4. Evaluation of Platform Methods

4.1. Objectives

- To evaluate the suitability of Lonza's platform analytical methods for use with the Customer's molecule.
- To confirm the suitability of each platform method and make a recommendation about the need for future Product specific development.

4.2. Activities

- Generate stressed samples for Product to be used during platform CE-SDS method assessment testing.
- Evaluate suitability of Lonza's platform UV method by SoloVPE for Product concentration. Evaluate repeatability, intermediate precision and requirement for baseline correction (formulation buffer correction) in two (2) assays.
- Evaluate suitability of CE-SDS (reduced and non-reduced) for the Product. Evaluate repeatability, intermediate precision, stability indicating properties and specificity to verify suitability of method for use with Product in two (2) assays for each method.
- Evaluate the performance of Lonza's final Product platform DNA by qPCR method for Product made during the Services in three (3) assays.
- Evaluate the performance of Lonza's final Product platform HCP ELISA method for Product made during the Services in three (3) assays.
- Summarise data and assess results against suitability criteria derived from Lonza's platform validation reports for each method. Determine the suitability of the method for use with the Product.
- Discuss the results with the Customer, including the path forward for any methods determined to not be suitable for Product.
- Issue a report of the activities to the Customer.

4.3. Deliverables

- Data summary report

4.4. Assumptions

- The Product is appropriate for use with Lonza's physicochemical platform analytical methods, meets the requirements specified in the Lonza platform validation report and does not require Product-specific method development.
- The Customer will provide material for the assessment which should match the final formulation and concentration. If it does not, then additional platform method evaluation activities may be required once final formulation and concentration are determined.
- Drug Substance (final sequence) is available and representative of the quality expected for Product from the early phase process.
- The process impurity methods evaluations (HCP by ELISA and DNA by qPCR) should be performed on material that has been produced from a representative primary recovery process.

4.5. Estimated Duration

- Twelve (12) week(s)

Stage 5. Product Cleanability Assessment (Customer Testing)

5.1. Objectives

- Show that the current cleaning procedures used in Lonza manufacturing will sufficiently inactivate the Product in accordance with the Lonza cleaning policy.

5.2. Activities

Product Potency Classification and Cleaning Regime Assessment

- Obtain Product information on theoretical dose from the Customer to allow an acceptable daily exposure (ADE) value to be calculated.
- Classify the potency of the Product.
- Review the Product contact equipment to define the cleaning regimes to be evaluated.

Product Classification

- Obtain a minimum of 20 mL at a concentration of 5 mg / mL of material from the purification evaluation Stage or appropriate source.
- Degrade three (3) samples using a small-scale method representative of the worst-case cleaning procedure found in the cGMP Facility.
- Perform one (1) native rinseability study and test using Total Organic Carbon (TOC) analyser.
- Perform two (2) exposed rinseability study and test using TOC analyser.
- Transfer the degraded samples to the Customer for measurement of the residual Product activity. Lonza will provide a technical memo that outlines the minimum testing requirements / standards.
- Lonza will perform a risk assessment, on the suitability of the Product for use in the Lonza manufacturing Facility. If the Product does not meet the requirements of the risk assessment a specific enhanced cleaning process will need to be developed Price and terms to be agreed between Lonza and the Customer.
- Issue testing summary.

5.3. Deliverables

- Issue of testing summary

5.4. Assumptions

- A theoretical dose calculation has been provided.
- This Stage will be completed in compliance with Lonza's New Product Introduction procedure.
- Since no activity assay is being transferred, the Customer will be required to test samples degraded by Lonza.
- The Customer has an appropriately developed activity method for the Product.
- The laboratory needs to be accredited by their national authority and approved by Lonza.
- The Customer will provide material (~15mls at a concentration of 25mg/ml) from a representative process prior to commencement of this Stage.

5.5. Estimated Duration

- Twelve (12) week(s)

Stage 6. cGMP Documentation for Drug Substance Manufacture

6.1. Objectives

- To prepare cGMP documentation for use in the manufacture of cGMP Drug Substance.

6.2. Activities

- If required, prepare change control associated with process descriptions and batch record updates, following change in Customer for TRC105 manufacture.
- Prepare documentation approved by Lonza's quality department.
- Prepare Product Specifications and Certificate of Analysis.
- Prepare inoculum, fermentation, primary recovery, and purification process descriptions.
- Prepare Master Batch Records and in-process controls contained in the manufacturing directions.
- Prepare Raw Materials specifications (as required).
- Prepare the sampling form.
- Review and agree on the in-process sampling requirements and the Customer samples.
- Provide a copy of issued cGMP Product Specification and Process Descriptions to the Customer.

6.3. Deliverables

- cGMP Product Specification to the Customer.
- Lonza quality department approval of documentation.

6.4. Assumptions

- Process Description documents contain Manufacturing Process specific operational parameters and information required to enable cGMP manufacture of the Product. Information in the Process Description is transcribed into template Master Batch Record documentation.
- The Customer review and / or approval of these documents are not included in standard timelines and may impact on the cGMP manufacture date. Lonza's cGMP manufacturing documentation system can be further explained to the Customer if required.
- Extensive sampling may result in a lower than expected process yield.

6.5. Estimated Duration

- Fourteen (14) week(s)

Stage 8. Stability-Study Drug Substance from cGMP Manufacturing

8.1. Objectives

- To test the stability of bulk purified Drug Substance from a cGMP Batch.

8.2. Activities

- Provide a draft protocol to the Customer for review. After review, the Parties shall agree on the final protocol for the study.
- Prepare sufficient samples, including spare samples, in containers representative of the bulk purified material.
- Stability is tested across three (3) temperatures over twenty-four (24) months as follows:
- For storage temperature for the Product of -70°C:
    - Intended storage condition -70°C: T3, T6, T9, T12, T18 and T24 months
    - Accelerated condition +5°C: T3, T6, T9, T12, T18 and T24 months
    - Stressed condition +25°C: T3 and T6 months
- Analyse samples at the indicated time points using the following analytical methods:
    - EP testing for colour and clarity
    - pH
    - Protein concentration by Solo VPE
    - CE-SDS (reduced and non-reduced)
    - ic-IEF
    - SEC HPLC
- Batch release data are taken for T0.
- Carry out bioburden testing at time zero (T0) on samples from the beginning, middle and end of the study set-up aliquoting process.
- Provide a QA audited summary update after analysis of the three (3), six (6), nine (9), twelve (12) and eighteen (18) month timepoints.
- On completion of the study issue a QA audited report of the studies to the Customer.

8.3. Deliverables

- Audited data summary two (2) months from the initiation of each time point.
- Final report four (4) months from the initiation of the final time point.

8.4. Assumptions

- The assays detailed in this stability Stage are the minimum requirement for analysis. The Customer may request additional analyses which, if Lonza agrees, would be on Price and terms to be agreed.
- Additional material for re-tests or for extra timepoints will be laid down at conditions discussed between Lonza and the Customer. Additional analyses will occur at the Customer request at times and on terms to be agreed between the Customer and Lonza.
- Samples will be stored in containers representative of the containers used for bulk purified material.
- Out of specification and atypical results investigations that are required and are Product related, i.e. caused by the inherent behaviour of the molecule, will be subject to Price, terms and conditions to be agreed based on the extent of the additional work required.

8.5. Estimated Duration

- One hundred and four (104) week(s)

Stage 9. Virus Reduction Study (2 Virus) - as required

9.1. Objectives

- To obtain data for the reduction of two (2) model viruses by the chromatography steps that are expected to contribute to virus reduction, virus reduction filtration and virus inactivation steps used in the purification of bulk Product.

9.2. Activities

- Design a scaled down Process for each step to be evaluated for virus reduction. The scaled down process will mimic, as closely as reasonably possible, the manufacturing scale process. Only the steps which are expected to contribute to virus reduction will be evaluated and described in the study protocol to be agreed with the Customer.
- The Customer will provide proposed dosing regime and typical patient size. If dosing regime is not finalised then maximum anticipated dose will be used to perform an estimated dose risk analysis.
- Prepare a QA reviewed study protocol and agree the model viruses with the Customer. After review by the Customer, the Parties shall agree on the final protocol for the study.
- Collect samples from the appropriate steps of the cGMP scale Manufacturing Process.
- Determine appropriate sample dilutions for virus assays using in-process samples taken from cGMP Batch (where possible). To commence prior to the spiking study.
- Perform the scaled down process for each of the steps. Each step is spiked separately with the selected viruses. The number of spiked experiments must be identified in the agreed protocol.
- Assay infectious virus present in the load, load hold and recovered in Product containing fractions (to allow calculation of reduction factors). Where the log reduction factor obtained from the step is the result of a combination of removal and inactivation, quantitative polymerase chain reaction (qPCR) analysis will be implemented.
- Measure the rate of inactivation of selected model virus(es) within the inactivation step, by treating the virus(es) under conditions developed previously.
- Calculate virus reduction factors for each model virus at each step (chromatography step, virus inactivation treatment and virus reduction filtration).
- Issue a QA reviewed report of the activities to the Customer. After review by the Customer the Parties shall agree on the final report for the study.

9.3. Deliverables

- QA reviewed protocol
- QA reviewed report

9.4. Assumptions

- It is Lonza's recommendation that the regulatory guidance "Guideline on Virus Safety Evaluation of BioTechnological Investigational Medicinal Products" EMEA / CHMP / BWP / 398498 / 2005, effective 01 February 2009, be referred to as the basis for and to provide guidance for this Stage. It is Lonza's recommendation that two (2) model viruses and reduced testing are used to demonstrate viral safety for material generated for early phase clinical trials.
- If required, the regulatory guidance document and Lonza's approach to early phase virus reduction evaluation studies may be discussed with the Customer regarding the relevance of performing two (2) independent spiking experiments and the scope of the study.
- Appropriate dilutions for the virus assays will be determined prior to the spiking study.
- The scope of work is based on Lonza's platform process of up to three (3) chromatography column / membrane steps, virus inactivation and virus reduction filtration. For a two (2) chromatography step

process, Lonza will evaluate both chromatography steps for the reduction of two (2) model viruses. The inactivation step and the virus reduction filtration step will be evaluated for one (1) model virus. For a three (3) chromatography step process, Lonza will evaluate the anion exchange chromatography step for the reduction of two (2) model viruses. The third chromatography step, the inactivation step and the virus reduction filtration step will be evaluated for the reduction of one (1) model virus. Lonza and the Customer will discuss and agree evaluation of the Protein A affinity chromatography step based on the worst case dosing of the Product. Protein A affinity chromatography will be evaluated for the reduction of two (2) model viruses as standard, this can be excluded at Customer request.

- The proposed study will provide log reduction factors for each step evaluated but will not demonstrate viral partitioning. Lonza has supporting data to demonstrate viral partitioning for the Lonza platform purification process only. Additional steps can be evaluated and viral partitioning data can be provided with the inclusion of increased testing on terms and Pricing to be agreed between the Customer and Lonza.
- The viruses will be prepared and assayed by a selected External Laboratory. The chromatography, virus reduction filtration and inactivation studies will be carried out by trained personnel employed by the External Laboratory.
- Excess samples taken during manufacture not used in this Stage will be stored for up to three (3) months upon completion of this Stage at Lonza. After this time these stocks will be discarded. Excess samples may be shipped to the Customer upon request at the completion of this Stage.
- Document review and approval work flow: Following issuing of the document to the Customer, the documents are reviewed in one (1) consolidated review cycle by the Customer within one (1) week (if the Customer comments are not returned within this time, Lonza reserves the right to issue the document).
- If the Customer requests that this Stage be cancelled or delayed less than six (6) months prior to the start, costs associated with an External Laboratory shall be paid for by the Customer.
- Delivery of the QA reviewed report will be approximately sixteen (16) weeks from commencement of the spiking study.

9.5. Estimated Duration

- Twenty-two (22) week(s)

Stage 10. Biochemical Comparability

10.1. Objectives

- To perform additional Product characterisation, beyond the tests in the Product Specification.
- To assess the comparability of manufactured Product with the reference standard.

10.2. Activities

- Prepare and provide a draft protocol to the Customer for review. After review by the Customer, Lonza and the Customer shall agree on the final protocol for the study.
- Where appropriate, data generated as part of Batch release testing will be taken from the Certificate of Analysis / Certificate of Testing.
- The following assays defined on the Product Specification for purity, identity and activity will be performed on the current reference standard:
  - CE-SDS (reduced and non-reduced)
  - icIEF
  - SEC HPLC
- Further characterise the test samples using the following analytical methods:
  - ESI-MS (intact, deglycosylated, reduced and deglycosylated-reduced)
  - RP HPLC-MS tryptic peptide mapping to assess:
    - Amino acid sequence
    - N and C-terminal
    - Oxidation
    - Deamidation
    - Glycosylation
    - Glycation
  - Neutral and charged N-linked oligosaccharide profiling
  - Sialic acid content
  - Free thiol content
  - SEC-MALS
  - Circular dichroism
- Prepare and provide the Customer with a draft report of the activities for review. This report will include:
  - Summary of methods used in this Stage
  - Summary of the results obtained including results of tests performed against the Product Specification
  - Assessment of whether these results are as expected for this Product activity assay
  - Description of any key differences (if applicable)
  - Recommendation in the report for any additional studies that might be required (if applicable)
- Issue a report of the activities to the Customer.

10.3. Deliverables

- Protocol
- Report

10.4. Assumptions

- Other methods other than those listed can be added based on the characteristics of the molecule, subject to Price, terms and conditions to be agreed between Lonza and the Customer.
- SEC-MALS and Circular dichroism may be performed by an External Laboratory on Lonza's behalf.

10.5. Estimated Duration

- Twenty (20) week(s)

Stage 11. Reference Standard Preparation and Characterisation OPTIONAL

11.1. Objectives

- To prepare and qualify a new analytical reference standard suitable for use in Batch release and as an assay standard
- To perform additional Product characterisation, beyond the tests in the Product Specification

11.2. Activities

Substage A – Analytical Reference Standard Preparation and Qualification

- Prepare and provide a draft protocol to the Customer for review. After review by the Customer, the Parties shall agree on the final protocol for the study.
- Create a reference standard of up to two thousand (2000) aliquots from Product produced from the pilot or cGMP manufacture. Store reference standards at -65°C or below. The reference standard will be prepared in labelled polypropylene vials of the appropriate volume.
- One thousand (1000) vials of reference standard will be stored at Lonza. The remaining material will be provided to the Customer for storage.
- Aliquots of reference standard stored at Lonza will be maintained during routine manufacturing and for five (5) years following release of the final cGMP Batch. Any remaining inventory beyond this date will be sent to the Customer or destroyed.
- Where appropriate, data generated as part of Batch release testing will be taken from the Certificate of Analysis / Certificate of Testing.
- The following assays defined on the Product Specification for purity, identity and activity will be performed the vialled reference standard:
  - CE-SDS (reduced and non-reduced)
  - icIEF
  - SEC-HPLC
- Issue a Certificate of Analysis to confirm suitability of the reference standard for cGMP use and release of Batches.

Substage B – Further Characterisation

- Further characterise the test samples using the following analytical methods:
  - ESI-MS (intact, deglycosylated, reduced and deglycosylated-reduced)
  - RP HPLC-MS tryptic peptide mapping to assess:
    - Amino acid sequence
    - N and C-terminal
    - Oxidation
    - Deamidation
    - Glycosylation
    - Glycation
  - Neutral and charged N-linked oligosaccharide profiling
  - Sialic acid content
  - Free thiol content
  - SEC-MALS
  - Circular dichroism
- Prepare and provide the Customer with a draft report of the activities for technical review. This report will include:
  - Summary of methods used in this Stage
  - Summary of the results obtained including results of tests performed against the Product Specification
  - Assessment of whether these results are as expected for this Product
  - Description of any key differences between the reference standards (if applicable)

- Recommendation for any additional studies that might be required (if applicable)
- Issue a report of the activities to the Customer.

11.3. Deliverables

- Up to two thousand (2000) aliquots in polypropylene vials of which one thousand (1000) will be stored at -65°C or below at Lonza for one (1) year
- Summary report of the activities
- Certificate of Analysis

11.4. Assumptions

- Additional methods other than those listed can be added based on the characteristics of the molecule, subject to Price, terms and conditions to be agreed between Lonza and the Customer
- Circular dichroism may be performed by an External Laboratory on Lonza's behalf

11.5. Estimated Duration

- Sixteen (16) week(s)

Stage 12. Reference Standard Re-qualification (Annual Review) (60M) OPTIONAL

12.1. Objectives

- To monitor the stability of the prepared reference standard at the intended storage temperature of -65°C or below.

12.2. Activities

- Audited data for the reference standard generated as part of ongoing Drug Substance or Drug Product stability studies and Batch release testing will be collated and summarised with the scheduled annual testing of the reference standard.
- Review data from assays performed on the reference standard at the following timepoints:
  - Twelve (12) months
  - Twenty-four (24) months
  - Thirty-six (36) months
  - Forty-eight (48) months
  - Sixty (60) months
- Determine protein concentration by A280 of the reference standard within ± one (1) month of the anniversary of the preparation date of the reference standard.
- Provide a summary of results after analysis of each of the annual reviews.

12.3. Deliverables

- Annual summary of results

12.4. Assumptions

- Data for T=0 will be taken from the data generated to establish the reference standard.
- Five (5) year total duration, with annual summary of results issued two (2) months from each timepoint.
- In the event that no testing for stability studies or batch releases has been performed in the previous twelve (12) months, an assessment of the reference standard stability will be made prior to the next testing required for that Product. In the event of additional testing being required this will be agreed by Lonza and the Customer.

12.5. Estimated Duration

- Two hundred and sixty (260) week(s)

Stage 13. Regulatory Support Following Provision of CMC (workday rate)

13.1. Objectives

- To provide regulatory support services to the Customer in addition to the review or preparation of the provision of the chemistry, manufacturing and control (CMC) regulatory sections.

13.2. Activities

- Regulatory services provided may include (and not limited to):
    - CMC regulatory advice and consultancy
    - Preparation of briefing documents for Regulatory Authorities.
    - Generation of and provision of additional documentation in addition to the writing and/or review of the initial CMC dossier sections (e.g. specific reports in response to Regulatory Authority queries or to support changes in the original submission).

13.3. Deliverables

- Lonza support to the Customer - dependent on the activities required.

13.4. Assumptions

- The writing and / or review of CMC regulatory sections is covered in a separate Stage of work.

13.5. Estimated Duration

- As required

Estimated Summary Timeline


Project Kick-off
Gap Analysis and Technology Transfer
Introduction of a Stock Item - per item
Evaluation of Platform Methods
Product Cleanability Assessment (Customer Testing)
cGMP Documentation for DS Manufacture
cGMP Batch Campaign 1,000L (Slough)
Stability-Study from cGMP Manufacturing - start
Virus Reduction Study (2 Virus) - as required
Biochemical Comparability
8
12
12
12
14
18
4
22
20
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68
Duration (weeks)
Oct25
Apr26
Oct26

Remarks:

- *The timeline assumes that there are no supplier-related delays or long lead time items for Resins/pre-packed columns, membranes and other Raw Materials. If long lead time items are identified the timeline may need to be adjusted. On occasions, lead times can extend to >nine (9) months (e.g. high demand materials, large resin quantities or unusual materials).*
- *The estimated timeline above is subject to completion of the detailed project plan. The exact timing of the key project elements (e.g. development activities, technology transfer, Capex projects, Pilot Batches, Engineering Batches, cGMP Batches etc.) will be discussed and agreed between Enviro Therapeutics and Lonza. The duration of any manufacturing campaigns is indicative and non-binding.*
- *Please note: The cGMP Batch Campaign 1000L Slough / cGMP Batch manufacture (cGMP Batch Stage) is not included in the current scope and is subject to additional price and terms to be agreed in writing by Lonza and Customer; the timing of such subsequent related activities will be confirmed following agreement in writing by Lonza and Customer of the cGMP Batch Stage price and terms. As such, the above estimated Summary Timeline may require to be amended accordingly.*

3. Schedule 3 of the Agreement shall be amended by the addition of the following provisions in respect of the additional Services contained in this Amendment:

SCHEDULE 3

Price and Terms of Payment

1. Price

In consideration for Lonza carrying out the Services as detailed in Schedule 2 the Customer shall pay Lonza as follows:

Services

Stage	Name	Price
1	**Project Kick-off**	GBP 0
2	**Gap Analysis and Technology Transfer**	GBP 117,800
3	**Introduction of a Stock Item or custom testing of an existing item - per item**	GBP 32,800
4	**Evaluation of Platform Methods**	GBP 45,600
5	**Product Cleanability Assessment (Customer Testing)**	GBP 22,100
6	**cGMP Documentation for Drug Substance Manufacture**	GBP 75,100
8	**Stability-Study Drug Substance from cGMP Manufacturing**	GBP 113,200
9	**Virus Reduction Study (2 Virus) - as required**	GBP 110,100
10	**Biochemical Comparability**	GBP 165,200
13	**Regulatory Support Following Provision of CMC (workday rate)**	GBP 3,000

Services – Optional

Stage	Name	Price
11	**Reference Standard Preparation and Characterisation OPTIONAL**	GBP 139,100
12	**Reference Standard Re-qualification (Annual Review) (60M) OPTIONAL**	GBP 41,800

Remarks:

- *Price for optional activities within a Stage are not included in the Stage Price and must be agreed by the Parties during project execution.*
- *Any Stages captured as optional will not be planned or scheduled by Lonza. Such optional Stages are subject to certain lead times associated with raw materials and depend on available Lonza capacity. They will only become binding with the written agreement of both Lonza and Customer.*

Raw Materials and/or Externals Estimates

Name	Unit/Amount	Indicative Cost
Externals for Reference Standard Characterisation and/or Biochemical Comparability (per sample)	Per sample	GBP 8,000
Externals for Virus Reduction Study (2 viruses)	study(ies)	GBP 125,000

Remarks:

- *All costs are estimates and are subject to re-evaluation as the project progresses.*
- *Costs from External Laboratories and other third party contractors will be passed through to Enviro Therapeutics with a 10% management fee for sample preparation, results processing and review.*
- *Raw materials, consumables / disposables will be charged at cost (purchase price) plus a 15% raw materials handling fee.*
- *It is assumed that pre-packed columns will be used as standard for GMP manufacture.*
- *All Prices are exclusive of Customer specific Raw Materials, examples of which include (but not limited to): HPLC columns, antibody reagents and other assay reagents / kits. These will be notified to the Customer by Lonza in advance of purchase or use and invoiced together with handling fees.*
- *The estimated raw material and resin costs are based on data from historical cGMP batches executed at the target site and scale. While these estimates provide a useful benchmark, they may not fully reflect the specific requirements of your process. Final costs will be updated following the development of a Product-specific Bill of Materials and completion of at-scale process modelling.*

Payment

- *Payment by Customer of the Price for each Stage/Service shall be made against Lonza's invoices as follows: For all Stages/Services:*
  - *50% on start of each Stage/Service; and 50% on completion of each Stage/Service.*
- *Specific subsets of a Stage may deviate regarding the payment schedule (e.g. stability studies, regulatory services, others).*
- *External costs will be invoiced periodically or when the specific activity is complete.*

3. Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEROF the parties have caused this Amendment to be executed by their representatives thereunto duly authorised as of the day and year first written.

Signed for and on behalf of ....

LONZA SALES AG

.... TITLE

Signed for and on behalf of ....

LONZA SALES AG

.... TITLE

Signed for and on behalf of ....

KAIROS PHARMA, LTD.

.... TITLE

CEO